                                                                   Exhibit 10.13


                               SECOND AMENDMENT
                                      TO
                              PURCHASE AGREEMENT


     This document entered into to be effective as of April 20, 1994 constitutes the Second Amendment (the "Amendment") to the Purchase Agreement dated as of April 20, 1994 (the "Agreement") by and among UNITED USN, INC., a Delaware corporation (the "Company"), CIBC WOOD GUNDY VENTURES, INC., a Delaware corporation ("CIBC"), and CHEMICAL VENTURE CAPITAL ASSOCIATES, a California limited partnership ("Chemical"). A First Amendment to the Agreement was made as of June 10, 1994 in which HANCOCK VENTURE PARTNERS IV--DIRECT FUND L.P. ("Hancock") became a party to the Agreement. In this Amendment, the term "Purchasers" shall mean and include CIBC, Chemical and Hancock. Except as otherwise indicated in this Amendment, capitalized terms used herein shall have the same meanings assigned to such terms in the Agreement.

                                    Recitals
                                    --------

     A. The applicability of certain provisions of the Agreement have proven to be cumbersome or unnecessary during the start-up phase of the Company and its Subsidiaries.

     B. Company and Purchasers desire to conform the terms of the Agreement to the actual operation of the Company and its Subsidiaries.

     C. As permitted by paragraph 9E of the Agreement, Company and Purchaser hereby give their written consent to the following amendments to the Agreement.

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Paragraph 4A and subparagraphs (i) and (ii) thereof are hereby amended and restated to read as follows:

          4A. Financial Statements and Other Information. Commencing on the dates specified herein, the Company shall deliver to the Purchasers, or if the Purchasers have transferred any part of its interest in the Company, to any other Qualified Holder:

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               (i) Commencing with the month ending September 30, 1994, on dates acceptable to and designated by Purchasers, monthly financial summaries in form and content acceptable to Purchasers and, commencing with the quarter ending December 31, 1994, as soon as available but in any event within 30 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied;

               (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate, in the form of attached Exhibit K stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

     2. Subparagraph (viii) of Paragraph 4A is amended and restated to read as follows:

          (viii) within ten days after receipt thereof, copies of all financial statements provided by UTS to the Company unless such

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

     financial statements have been forwarded to each Purchaser; and

The remaining subparagraphs of paragraph 4A shall remain as stated in the Agreement.

     3. Subparagraph (v) of Paragraph 4D is amended and restated to read as follows:

          (v) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of or Investments in any Person (other than a wholly-owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (x) below, (c) Investments in UTS pursuant to the UTS Agreement or as approved by a majority of the members of the Company's board of directors, and (d) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government,
     (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least "Prime-l" by Moody's Investors Service, Inc., or (4) certificates of deposit or interest-bearing demand deposits of Madison Bank and Trust Company.

     4. Subparagraph (xiv) of Paragraph 4D is amended and restated to read as follows:

          (xiv) enter into, or permit any Subsidiary to enter into, any transaction with the Company's or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns a beneficial interest, except (a) pursuant to the UTS Agreement, (b) the Schwartz Agreement, (c) normal employment arrangements and benefit programs on reasonable terms, (d)

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     agreements for consulting services, other services, office space or the purchase of goods on terms and conditions no less favorable than available from unrelated third parties if said agreements are approved by the Chief Financial Officer, and (e) as otherwise expressly contemplated by this Agreement;

     5. Subparagraph (xvi) of Paragraph 4D is amended and restated to read as follows:

          (xvi) except pursuant to CAP Agreements approved by a majority of the members of the Company's board of directors, make, or permit any Subsidiary to enter into, any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $3 million in the aggregate on a consolidated basis during any 12-month period.

     6. Subparagraph (xvii) of Paragraph 4D is amended and restated to read as follows:

          (xvii) except pursuant to CAP Agreements approved by a majority of the members of the Company's board of directors, enter into, or permit any Subsidiary to enter into, any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements for both the Company and its Subsidiaries exceeds $3 million on a consolidated basis for any 12-month period;

     7.   Paragraph 4N is amended and restated as follows:

          4N. Key-Man Life Insurance. Prior to December 31, 1994, Network shall have obtained key-man life insurance policies on the lives of Thomas
     C. Brandenburg and Charles E. Buckman in the face amount of $2,500,000 each. Such insurance policies shall name the Purchasers as beneficiary and shall provide that such insur-

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

     ance policies may not be cancelled unless the insurance carrier gives at least 30 days' prior written notice of such cancellation to each Purchaser.

     8. The first sentence of subparagraph (i) of Paragraph 6B is amended and restated as follows:

          (i) As of the Tranche I Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 50,000 shares of preferred stock, of which 20,000 shares shall be designated as Series A 10% Senior Cumulative Preferred Stock, 6,300 shares shall be issued and outstanding and 4,950 shares reserved for issuance pursuant to any Tranche II Closing, and (b) 200,000 shares of Common Stock, of which 85,000 shares shall be issued and outstanding, 46,420 shares shall be reserved for issuance pursuant to any Tranche II Closing, 24,076 shares shall be reserved for issuance in connection with the Management Option Pool subsequent to the Tranche I Closing and 15,165 shares shall be reserved for issuance in connection with the Management Option Pool subsequent to any Tranche II Closing.

     The remainder of subparagraph (i) of Paragraph 6B shall remain as stated in the Agreement.

     9. In all other respects, the Agreement shall remain unchanged and in full force and effect.

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     EXECUTED AND DELIVERED by the parties on the date first written above.


                                        UNITED USN, INC.


                                        By:
                                            -----------------------------
                                            Thomas C. Brandenburg
                                            Chief Executive Officer



                                        CIBC WOOD GUNDY VENTURES, INC.


                                        By:
                                            -----------------------------
                                            Richard J. Brekka
                                            President



                                        CHEMICAL VENTURE CAPITAL
                                          ASSOCIATES


                                        By:
                                            -----------------------------
                                            Donald J. Hoffman, Jr.


                                        Its:
                                             ----------------------------


                                        HANCOCK VENTURE PARTNERS IV -
                                          DIRECT FUND L.P.
                                        By: Back Bay Partners XII L.P.
                                        By: Hancock Venture Partners,
                                              Inc.


                                        By:
                                            -----------------------------
                                            William A Johnston
                                            Senior Vice President


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